UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: February 10, 2005)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Louis A. Holland was appointed to the Board of Directors of AmerUs Group Co. (“Company”) on February 10, 2005 (See Item 5.02 below) and received a grant of 2500 shares of restricted Company common stock (“Stock”). The Stock cannot be sold, transferred, pledged or assigned by Mr. Holland for a period of three years from the date of grant. Each person upon his or her initial appointment or election to the Board of Directors of the Company as a non-management director receives the same grant of Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Louis A. Holland was appointed to the Board of Directors of the Company on February 10, 2005. Mr. Holland was named as a member of the Company’s investment and risk management committee. There are no arrangements or understandings between Mr. Holland and any other persons pursuant to which he was elected. There are no transactions involving the Company and Mr. Holland that would be required to be reported by Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Holland’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 (c). Financial Statements and Exhibits

     99.1     Press Release dated February 10, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Brenda J. Cushing
Brenda J. Cushing
Senior Vice President & Controller

Dated: February 10, 2005

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 10, 2005